Exhibit 10.01

Amendment to Share Exchange Agreement

Reference is made to that certain SHARE EXCHANGE AGREEMENT (the “Agreement”), dated September 30, 2020, between Force Protection Video Equipment Corp. (“Acquiring Company”), SRAX, Inc. (the “Company”), and Paul Feldman (“Principal”).

This is an amendment (“Amendment”) to the Agreement. To the extent any provision of this Amendment conflicts with any of the provisions of the Agreement, the provisions of this Amendment shall govern. Capitalized terms but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement, as applicable. Except for the amendments made hereby, the above referenced Agreement remains in full force and effect. This Amendment is effective as of January 27, 2021 (the “Amendment Effective Date”).

1.	Section 2.1 of the Agreement entitled “Share Exchange” is amended and restated as follows:

2.1 Share Exchange. At the Closing, on a post-closing basis (i) the Acquiring Company shall issue shares of Acquiring Company Common Stock, which amount shall represent, 88.90% of the issued and outstanding shares of Acquiring Company Common Stock, (ii) the Principal will transfer all of the Acquiring Company Preferred Stock held by Principal to the Company, (iii) the Acquiring Company shall issue shares of Acquiring Company Common Stock, which amount shall represent along with all other Acquiring Company Common Stock held by Principal as of this Amendment Effective Date, .50% of the issued and outstanding shares of Acquiring Company Common Stock, and (iv) the Acquiring Company shall issues shares of Acquiring Company Common Stock to outstanding convertible debt holders of the Acquiring Company, equal to 10.1% of the issued and outstanding shares of Acquiring Company Common Stock (provided that such shares may be issued at the request of the debt holders in Common Stock and “toothless” convertible preferred stock) and, in consideration therefor, the Company shall issue to the Acquiring Company, the Common Stock, which shall account for all of the outstanding Equity Securities of Big Token (the “Share Exchange”).

2.	A new Section 2.3 of the Agreement will be added to the Agreement and be entitled “Anti-dilution Protection” and will contain as follows:

2.3 Anti-dilution Protection. At any time after September 30, 2020, in the event that the Acquiring Company raises capital in exchange for equity securities at a pre-money valuation of less than $10,000,000 (a “Qualifying Equity Transaction”) and as a result of such Qualifying Equity Transaction, the Company would own less than 70% of the voting power of the issued and outstanding Acquiring Company capital stock (on a fully diluted basis), then the Acquiring Company will issue, for no additional consideration, such number of shares of Acquiring Company Common Stock required to make the Company’s ownership of Acquiring Company Common Stock equal to such ownership percentage of the issued and outstanding Common Stock held by the Company immediately prior to the Equity Transaction (the “Anti-dilution Protection”). The Anti-dilution Protection will lapse and be of no further force or consequence on the earlier of (i) the Acquiring Company raising aggregate funds of $5,000,000 at any valuation (with Company receiving benefit of such anti dilution protection until the first dollar of $5,000,000 is raised) or (ii) the Acquiring Company being listed on a national exchange or quotation system.

3.	This Amendment, together with the Agreement, constitutes the final, complete and exclusive statement of the agreement between the parties pertaining to its subject matter and supersedes any and all prior and contemporaneous understandings or agreements of the parties with respect thereto.

4.	This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic means (e.g., via PDF) shall be effective delivery of a manually executed counterpart of this Amendment.

[signature page follows]

The parties, acting through their duly authorized representatives, have executed this Amendment as of the Amendment Effective Date.

“Acquiring Company”		“Company”

Force Protection Video Equipment Corp.		SRAX, Inc.

By:		By:

Name:	Paul Feldman	Name:	Christopher Miglino

Title:	CEO	Title:	CEO

“Principal”

Paul Feldman

By:

Name:	Paul Feldman

Title:	N/A